UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2016

SUNERGY INC
(Exact name of registrant as specified in its charter)

NEVADA	000-52767	26-4828510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14362 N. FRANK LLOYD WRIGHT BLVD STE 1000 SCOTTSDALE, AZ	85260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 477-5010

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

1. Sunergy has been formally issued a diamond Dealer’s license in Sierra Leone, under the name of our buyer, with Sunergy listed as employer of record; Dealer’ licenses must be held in an individual's name, not a company or corporation.

2. Sunergy has commenced shipping parcels for 2016, as the first parcel has already been exported under the new Dealer’s license.

3. Sunergy has completed the application and paid for all subsequent fees for the new required business license for 2016. The Office of the Administrator-General will no longer be registering companies, so the documents have been filed with the Corporate Affairs Commission.

4. On June 23, 2015, Sunergy entered into a convertible promissory note payable with a six month maturity date in the amount of $74,000. On December 31, 2015, Sunergy made a payment of $15,000 in order to receive a 30 day extension inclusive of a $7,500 fee in order to receive a 30 day extension of the maturity date and $7,500 payment against the principal balance. On January 29, 2016, Sunergy made the remaining payment in full due under the promissory note including all accrued interest. As of January 29, 2016, the note holder is paid in full and cannot convert into common shares of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNERGY INC
/s/ Garret Hale
Garret Hale,
President and CEO

Date:	February 1, 2016

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